UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2008

NUSTAR ENERGY L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2330 North Loop 1604 West San Antonio, Texas	78248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 918-2000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

NuStar Energy L.P. is filing this Current Report on Form 8-K to revise the historical segment financial information contained in the financial statements and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”) to reflect our current operating segments. Updates to the 2007 Form 10-K relate solely to segment-specific information and have no effect on our previously reported financial condition, results of operations or cash flows. All other information in the 2007 Form 10-K remains unchanged and has not been otherwise updated for events or developments that occurred subsequent to the filing of the 2007 Form 10-K with the Securities and Exchange Commission.

As disclosed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, our operating segments consist of the following three segments: storage, transportation and asphalt and fuels marketing. Prior to that, our operating segments consisted of refined product terminals, refined product pipelines, crude oil pipelines, crude oil storage tanks and marketing. Exhibits 99.1, 99.2 and 99.3 hereto and incorporated by reference herein contain Items from the 2007 Form 10-K updated to reflect the revised operating segment information.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
23.1	Consent of KPMG LLP

99.1	Updated Item 1. Business

99.2	Updated Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Updated Item 8. Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuStar Energy L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

	By:	NuStar GP, LLC
its general partner

Date: October 2, 2008	By:	/s/ Amy L. Perry
Amy L. Perry
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of KPMG LLP

99.1	Updated Item 1. Business

99.2	Updated Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Updated Item 8. Financial Statements and Supplementary Data

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